UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2023
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 2, 2023, Sleep Number Corporation, a Minnesota corporation (“Sleep Number”), entered into a Tenth Amendment (the “Tenth Amendment”) amending and supplementing the Amended and Restated Credit and Security Agreement, dated as of February 14, 2018 (as amended, supplemented or otherwise modified from time to time, including by the Ninth Amendment, the “Credit Agreement”), among U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party thereto.

The Tenth Amendment, among other things, (a) decreases the total aggregate commitment under the Credit Agreement from $825 million to $685 million, (b) decreases the $625 million revolving loan commitment to $485 million, (c) decreases the accordion from $400 million to $342.5 million, (d) increases the Applicable Commitment Fee Rate to 50 basis points when the Net Leverage Ratio is greater than or equal to 3.50 to 1.00 (as each is defined in the Credit Agreement), (e) increases the Applicable Margin by 25 to 75 basis points for each respective range of Net Leverage Ratios (as each is defined in the Credit Agreement), (f) deems our Net Leverage Ratio as greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00 as of the Tenth Amendment effective date to set pricing for the Applicable Commitment Fee Rate and Applicable Margin until receipt of the compliance certificate for the quarterly reporting period ending December 30, 2023, (g) amends the definition of Consolidated EBITDA (as defined in the Credit Agreement) to include cash add backs, capped at $30 million for the quarterly reporting periods ending December 30, 2023, March 30, 2024, June 29, 2024, September 28, 2024, and December 28, 2024 and capped at $20 million for each quarterly reporting period ending thereafter, (h) amends the definitions of each of Net Leverage Ratio and Senior Secured Leverage Ratio (as each is defined in the Credit Agreement) to include the total operating lease liabilities of borrower, as calculated in accordance with ASC 842 accounting guidance (as of the end of the most recently completed quarterly reporting period) replacing the prior language of six multiplied by Consolidated Rent Expense (for the most recently completed four quarterly reporting periods), (i) adjusts the permissible maximum Net Leverage Ratio (as defined in the Credit Agreement) to (I) 5.00 to 1.00 for the quarterly reporting periods ending December 30, 2023 and March 30, 2024, (II) 5.50 to 1.00 for the quarterly reporting period ending June 29, 2024, (III) 5.00 to 1.00 for the quarterly reporting period ending September 28, 2024, (IV) 4.80 to 1.00 for the quarterly reporting period ending December 28, 2024, and (V) 4.00 to 1.00 for each quarterly reporting period occurring thereafter, (j) adjusts the permissible maximum Interest Coverage Ratio (as defined in the Credit Agreement) to (I) 1.50 to 1.00 for the quarterly reporting periods ending December 30, 2023 and March 30, 2024, (II) 1.25 to 1.00 for the quarterly reporting period ending June 29, 2024, (III) 1.50 to 1.00 for the quarterly reporting periods ending September 28, 2024 and December 28, 2024, and (IV) 3.00 to 1.00 for each quarterly reporting period occurring thereafter, and (k) decreases the requisite Net Leverage Ratio from 3.75 to 1.00 down to 3.00 to 1.00 (under the new applicable definitions) before any Acquisitions (with the exception of the Specified Acquisition) or Restricted Payments (as each is defined in the Credit Agreement) may be made. A fee for the amendment is payable to the approving lenders in an amount equal to 20 basis points multiplied by the sum of such lender's Revolving Credit Commitment and outstanding Term Loans (as each is defined in the Credit Agreement). The foregoing description of the Tenth Amendment is qualified in its entirety by reference to the complete terms of the Tenth Amendment, which Sleep Number will file as an exhibit to its next Quarterly Report on Form 10-Q.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 7, 2023, Sleep Number issued a press release announcing results for the fiscal third quarter ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On November 6, 2023, in light of the demand trajectory change in August, the Company initiated business restructuring actions which are expected to reduce 2024 operating expenses by approximately $50 million and accelerate gross margin initiatives, in addition to the approximate $80 million of operating expense reductions expected to be realized in 2023. These actions are broad-based and include a headcount reduction of approximately 10% or 500 team members across all areas of the organization, including in corporate and research and development functions. These actions also include a rationalization of the store portfolio with a planned closure of 40 to 50 stores by the end of 2024, a slower rate of new store openings and remodels, and a reduction of the Company's 2024 capital expenditures. Gross margin improvement actions include value engineering and cost optimization strategies, including driving additional efficiencies through the Company's manufacturing and home delivery network. These business restructuring actions are expected to result in up to $20 million of one-time costs, with an estimated $10 million of the costs being recorded in the fourth quarter of 2023.

The estimates of costs and expenses that the Company expects to incur in connection with the business restructuring actions are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs or negative impacts not currently contemplated due to events that may occur as a result of, or that are associated with, these actions.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: November 7, 2023	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer